Exhibit 10.1

PARENT CORPORATE GUARANTY

This PARENT CORPORATE GUARANTY, dated as of September 17, 2008 (the “Guaranty”), made by PETROL OFISI AS, a company established and operating under the laws of Turkey (the “Parent”), in favor of TOREADOR TURKEY LIMITED, a company established and operating under the laws of the Cayman Islands, and TOREADOR TURKEY LIMITED, ANKARA TURKEY BRANCH, a branch office established and operating under the laws of Turkey (collectively, “Toreador”).

Unless otherwise defined in this Guaranty, terms defined in the Assignment Agreement shall have the meaning ascribed thereto when used in this Guaranty.

RECITALS

WHEREAS, the Parent and its subsidiary, PETROL OFISI ARAMA ÜRETİM SANAYİ ve TİCARET ANONİM ŞİRKETİ, a company established and operating under the laws of Turkey (the “Subsidiary”) have entered into an Assignment Agreement dated September 17, 2008 (the “Assignment Agreement”) by and between Toreador, Toreador Resources Corporation, a company established and operating under the laws of the state of Delaware, USA, the Parent and the Subsidiary.

WHEREAS, the Parent has agreed to guarantee the obligations that will arise during the Interim Period of the Subsidiary under the Assignment Agreement as described in this Parent Corporate Guaranty as well as the payment of the Assignment Price which shall be fulfilled at the Closing Date, subject to provisions of Article 110 of Turkish Code of Obligations a security for the duly and punctual fulfillment by the Subsidiary and the Parent of all of obligations that will arise during the Interim Period under the Assignment Agreement (“Guaranty”).

NOW THEREFORE, in consideration of the mutual covenants and premises contained herein, the Parent and Toreador agree as follows:

SECTION 1.    Guaranty.    The Parent hereby irrevocably and unconditionally guarantees the duly and punctual performance of any and all obligations of Assignee that will arise during the Interim Period contained in the Assignment Agreement. If for any reason whatsoever the Subsidiary shall fail or be unable duly, punctually and fully to perform obligations related to the Interim Period, the Parent shall promptly perform each and every such obligation, or cause each such obligation to be promptly performed.

SECTION 2.    Guaranty Absolute.    The liability of the Parent related to Guaranty with respect to the guaranteed obligations shall be absolute and unconditional, irrespective of:

(a)           any release or amendment or waiver of or consent to departure from any other guaranty of the obligations of the Subsidiary under the Agreement;

(b)           any change in ownership of the Subsidiary or any change, whether direct or indirect, in the Parent’s relationship to the Subsidiary, including, without limitation, any such change by reason of any merger or any sale, transfer, issuance, or other disposition of any stock of the Subsidiary, ,provided that public shares of the Parent are excluded from this obligation; or

(c)           notice of the occurrence of any of the foregoing.

In no event shall the obligations of the Parent hereunder exceed the obligations the Parent has as a party to the Assignment Agreement, and the Parent shall have all rights and defenses, set-offs, counter claims, reductions, diminutions or limitations of the Subsidiary under the terms of the Assignment Agreement.

SECTION 3.    Representations.    The Parent hereby represents as follows:

(a)           The Parent is duly established, validly existing and in good standing under the laws of Turkey and has all requisite corporate powers and authorities to own its properties and assets and to carry out its business as now conducted;

(b)           The Parent has all requisite corporate powers and authorities to enter into and executed this Guaranty and carry out its obligations hereunder.  The execution and delivery of this Guaranty and the performance of the Parent’s obligations hereunder have been duly authorized by its board of directors and no other corporate proceedings are necessary to authorize such execution and performance.  This Guaranty has been duly executed by the Parent and constitutes its valid and binding obligations, enforceable against it in accordance with its terms;

(c)           The execution and performance by the Parent of this Guaranty do not and will not violate or conflict with any provision of its memorandum or articles of association and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Parent is a party or by which it is bound or to which any of their respective properties or assets is subject.

SECTION 4.    Amendments.  No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Parent therefrom shall, in any event, be effective unless the same shall be in writing and signed by Toreador, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.

SECTION 5.    Addresses for Notices.  Notices and other communications required or permitted hereunder shall be delivered in person or sent by registered or certified mail (preceded by a voluntary facsimile copy if desired by the sender), postage prepaid, addressed to:

In case of the Parent:

Attn. Mr. Ramazan Güney

Fax: +90 312 427 44 06

Email: ramazang@poas.com.tr

Address: Atatürk Bulvarı Celal Bayar İş Merkezi No. 211 Kat 9 Kavaklıdere, Ankara, Turkey

In case of Toreador:

Attn. Mr. Roy A. Barker

Fax:+ 90 312 468 50 84

Email: rbarker@toreadorturkey.com

Address : Cinnah Caddesi Göreme Sokak No:1/3 Kavaklıdere, Ankara, Turkey or to such other address or number as shall be furnished in writing by any such Party; provided however, that notices or communications consisting of notices of default, termination or rescission shall be sufficiently given only if delivered via a Turkish notary, by registered mail or by courier, and shall be deemed to have been received on the actual date of receipt

SECTION 6.    No Waiver, Remedies.  No failure on the part of the Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof, or the exercise of any other right operate as a waiver thereof.

SECTION 7.    Continuing Guaranty.

(a)           This Guaranty shall be only valid with respect to the obligations of the Subsidiary that may arise during the Interim Period and shall survive for a period of 3 (three) years from the Closing Date for the claims other than Tax and 5 (five) years plus 120 days from the Closing Date for the claims related to Tax.

(b)           None of the parties hereto shall assign this Guaranty or any portion hereof, or any of the rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other party, which consent may be withheld for any reason. This Guaranty shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties.

SECTION 8.    Severability.  If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be construed in order to carry out the provisions hereof.  The invalidity or unenforceability of any provision of this Guaranty in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

SECTION 9.    Expenses. All costs and expenses of Toreador incurred in connection with the enforcement of this Corporate Guarantee including but not limited to legal fees shall be for the account of the Parent.

SECTION 10.  Governing Law.  This Guarantee shall be governed by the laws of Turkey and any disputes will be brought before Ankara Courts and Execution Offices.

IN WITNESS WHEREOF, the parties has caused this Guaranty to be duly executed and delivered as of the date first above written.

SIGNATORIES

Parent

Represented by

/s/ Melih Türker	/s/ Ogeday Çağtay
Mr. Melih Türker	Mr. Ogeday Çağtay

Toreador Turkey Limited

Represented by

/s/ Roy A. Barker
Mr. Roy A. Barker

Toreador Turkey Limited, Ankara Branch

Represented by

/s/ Roy A. Barket
Mr. Roy A. Barker